SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported):  January 10, 2006

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE	94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     The Board of Directors of WJ Communications, Inc., (the “Company”) elected Herald Y. Chen to serve as a director on January 10, 2006.  Mr. Chen is currently a Managing Director of Fox Paine & Company, LLC (“Fox Paine”), a United States private equity firm based in the San Francisco area, where he also served as CEO of ACMI Corporation, a former Fox Paine portfolio company.  Previously, Mr. Chen was co-founder and CFO of Jamcracker, Inc., an on-demand, infrastructure software and services company.  Prior to joining Jamcracker, Inc., he was an investment professional at Kohlberg Kravis Roberts & Company, and Goldman, Sachs & Co.  Mr. Chen received his B.S. in both Mechanical Engineering and in Finance, from the University of Pennsylvania and his M.B.A. from Stanford’s Graduate School of Business.  As of December 31, 2005, Fox Paine is the indirect beneficial owner of 39.2% of the Company’s outstanding share capital.  For a description of certain transactions between the Company and Fox Paine, of which Mr. Chen is an affiliate, please see “Certain Relationships and Related Transactions” contained in the Company’s Proxy filed with the Securities and Exchange Commission on June 17, 2005.  There was no arrangement or understanding pursuant to which Mr. Chen was elected as a director.  Mr. Chen’s term will expire at the Company’s annual shareholders meeting in 2006.

Item 7.01.              Regulation FD Disclosure

On January 11, 2006, the Company issued a press release announcing that the Board of Directors elected Herald Y. Chen as a new director.  A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.              Financial Statements and Exhibits

(d) Exhibits

99.1         Press Release dated January 11, 2006 announcing a new Board Member.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

By:	/s/ DAVID R. PULVINO
David R. Pulvino
Principal Accounting Officer
Dated: January 17, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of Press Release dated January 11, 2006.